CONTACT:	JoAnn McMinn, SVP, Director of Investor Relations (814) 231-5779

HEADLINE:	Omega Earnings Up 60%

FOR IMMEDIATE RELEASE — July 2005 —

STATE COLLEGE, PA – Year to date earnings for Omega Financial Corporation (NASDAQ:OMEF) have risen by nearly 60% over those of 2004, company officials said.

Omega recorded net income of $11.958 million for the first six months of the year, compared to $7.535 million for the same period last year, according to David B. Lee, Omega’s chairman and chief executive officer. The company’s net income in the second quarter was 36.9% higher than the same quarter last year, rising to $5.381 million from $3.931 million.

Lee noted that the fact that Omega’s acquisition of Sun Bancorp did not close until the fourth quarter of last year makes comparing 2005’s first and second quarter results useful in analyzing Omega’s second quarter performance in several categories. The acquisition doubled Omega’s assets to approximately $2 billion and added new markets in Central and Northeastern Pennsylvania. The company now has 68 Omega Bank offices in 14 counties.

Omega’s per share fully diluted earnings were $0.95 for the year to date, an 8% increase over the $0.88 recorded in 2004. For the quarter, fully diluted earnings were $0.43, compared to $0.46 in the second quarter of 2004.

Although net income for the second quarter of 2005 when compared to the first quarter of this year decreased by about 18%, Lee explained the decrease is largely attributable to steps Omega took in the first quarter to restructure its balance sheet, specifically debt extinguishment as well as sales of investment securities and loans. The restructuring added net gains of approximately $1.7 million before taxes to results in the first quarter.

“As we have acquired new markets, we have also added new expenses, Lee said. “We are confident, however, that our focus on profitable loan growth combined with expense control will continue to serve us well as we take advantage of new business opportunities in these markets.” Although non-interest expenses in the second quarter exceeded the previous quarter by 4.6%, for the year-to-date, non-interest expenses for the new combined entity are lower than projected, indicating our planned cost containment program is effective.

Common share dividends declared rose 3.3% for both the quarter and the year to date. Return on Average Assets (ROA) was 1.07% for the quarter compared to 1.38% for the same period last year. The company’s net interest income increased by approximately 1% in the second quarter compared to the first quarter of this year, while total deposits increased by $9.2 million since year end 2004.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )
	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
Earnings:
Net income	$5,381	$3,931	36.9%	$1,958	$7,535	58.7%
Per share statistics: *
Diluted earnings	$.43	$.46	(6.5)%	$.95	$.88	8.0%
Dividends declared — common	.31	.30	3.3	.62	.60	3.3
Book value — common	25.25	19.73	28.0	25.25	19.73	28.0
Book value — tangible	11.69	19.72	(40.7)	11.69	19.72	(40.7)
Market value — High	31.54	37.97	(16.9)	34.50	38.75	(11.0)
Low	27.05	29.21	(7.4)	27.05	29.21	(7.4)
Financial position at period end:
Assets	$1,993,745	$1,149,870	73.4%	$1,993,745	$1,149,870	73.4%
Net loans	1,238,548	763,603	62.2	1,238,548	763,603	62.2
Deposits	1,511,334	916,658	64.9	1,511,334	916,658	64.9
Shareholders’ equity	318,329	166,518	91.2	318,329	166,516	91.2
Average Balances:
Assets	$2,003,840	$1,141,139	75.6%	$2,025,803	$1,133,632	78.7%
Net loans	1,271,512	780,948	62.8	1,292,943	785,082	64.7
Deposits	1,515,209	911,057	66.3	1,506,197	902,229	66.9
Shareholders’ equity	319,986	171,168	86.9	319,292	170,565	87.2
Profitability ratios — annualized: *
Return on average assets	1.07%	1.38%	(22.0)%	1.18%	1.33%	(11.2)%
Return on average tangible equity(1)	14.47	9.19	57.5	16.28	8.84	84.2
Return on average stated equity (2)	6.73	9.19	(26.8)	7.49	8.84	(15.2)
Net interest margin — fully tax equivalent	3.90	3.98	(2.0)	3.84	4.06	(5.4)
Shares outstanding at period end: *
Common	12,609,174	8,440,520	49.4%	12,609,174	8,440,520	49.4%
(1) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.
(2) Average stated equity is equal to average shareholders’ equity.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	June 30,	December 31,
Assets	2005	2004
Cash and due from banks	$54,152	$47,877
Interest bearing deposits with other banks	25,153	31,122
Federal funds sold	30,325	36,350
Trading account assets	469	—
Investment securities available for sale	322,018	327,979
Investment in unconsolidated subsidiary	1,625	1,625
Loans available for sale	306	22,515
Total portfolio loans	1,253,546	1,305,735
Less: Allowance for loan losses	(15,304)	(15,644)
Net portfolio loans	1,238,242	1,290,091
Premises and equipment, net	37,145	35,509
Other real estate owned	905	3,082
Bank-owned life insurance	73,993	72,845
Investment in limited partnerships	7,089	8,605
Core deposit intangibles	7,142	13,927
Other intangibles	2,664	2,799
Goodwill	161,135	156,959
Other assets	31,382	31,286
TOTAL ASSETS	$1,993,745	$2,082,571

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$235,599	$228,408
Interest bearing	1,275,735	1,273,674
Total deposits	1,511,334	1,502,082
Short-term borrowings	55,664	90,259
ESOP debt	2,021	2,192
Junior subordinated debentures	56,941	57,190
Long-term debt	32,000	99,579
Other interest bearing liabilities	842	854
Other liabilities	16,614	14,676
TOTAL LIABILITIES	1,675,416	1,766,832
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued - 12,621,720 shares;
Outstanding-
12,609,174 shares at June 30, 2005;
12,593,524 shares at December 31, 2004	63,125	62,968
Capital surplus	98,982	98,370
Retained earnings	156,410	152,249
Accumulated other comprehensive income	1,444	3,526
Unearned compensation related to ESOP debt	(1,252)	(1,374)
Cost of common stock in treasury: 12,546 shares at June 30, 2005	(380)	—
TOTAL SHAREHOLDERS’ EQUITY	318,329	315,739
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,993,745	$2,082,571

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
	Unaudited
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Interest Income:
Interest and fees on loans	$19,612	$10,995	$38,959	$22,192
Interest and dividends on investment securities	2,689	1,759	5,056	3,612
Other interest income	338	91	696	147
TOTAL INTEREST INCOME.	22,639	12,845	44,711	25,951
Interest Expense:
Interest on deposits	5,559	2,643	10,251	5,335
Interest on short-term borrowings	438	72	928	148
Interest on long-term debt and
other interest bearing liabilities	1,292	244	2,940	492
TOTAL INTEREST EXPENSE	7,289	2,959	14,119	5,975
NET INTEREST INCOME	15,350	9,886	30,592	19,976
Provision for loan losses	180	—	322	—
INCOME FROM CREDIT ACTIVITIES	15,170	9,886	30,270	19,976
Other Income:
Service fees on deposit accounts	2,308	1,577	4,448	2,916
Service fees on loans	345	366	657	647
Earnings on bank-owned life insurance	574	330	1,149	684
Trust fees	1,476	884	3,142	1,799
Investment and insurance product sales	779	353	1,851	655
Gain on the early extinguishment of debt	—	—	1,043	—
Loss on sale of loans and other assets	(39)	2	(378)	1
Net gains on the sale of investment securities	549	203	1,537	211
Other	1,149	569	2,178	1,109
TOTAL OTHER INCOME	7,141	4,284	15,627	8,022
Other Expense:
Salaries and employee benefits	7,721	4,802	15,272	9,757
Net occupancy expense	1,064	559	2,175	1,186
Equipment expense	1,031	729	2,120	1,431
Data processing service	621	430	1,247	853
Pennsylvania shares tax	549	379	1,168	763
Amortization of intangible assets	274	2	437	5
Other	4,403	2,143	8,213	4,282
TOTAL OTHER EXPENSE	15,663	9,044	30,632	18,277
Income before taxes	6,648	5,126	15,265	9,721
Income tax expense	1,267	1,195	3,307	2,186
NET INCOME	$5,381	$3,931	$11,958	$7,535

Net income per common share:
Basic	$.43	$.46	$0.95	$0.89
Diluted	$.43	$.46	$0.95	$0.88
Weighted average shares and equivalents:
Basic	12,607	8,469	12,601	8,740
Diluted	12,660	8,533	12,659	8,546
Dividends declared per share:
Common	$.31	$.30	$.62	$.60

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
Unaudited
	Second Quarter	First Quarter
	2005	2005
Interest Income:
Interest and fees on loans	$19,612	$19,347
Interest and dividends on investment securities	2,689	2,367
Other interest income	338	358
TOTAL INTEREST INCOME.	22,639	22,072
Interest Expense:
Interest on deposits	5,559	4,692
Interest on short-term borrowings	438	490
Interest on long-term debt and
other interest bearing liabilities	1,292	1,648
TOTAL INTEREST EXPENSE	7,289	6,830
NET INTEREST INCOME	15,350	15,242
Provision (credit) for loan losses	180	142
INCOME FROM CREDIT ACTIVITIES	15,170	15,100
Other Income:
Service fees on deposit accounts	2,308	2,140
Service fees on loans	345	312
Earnings on bank-owned life insurance	574	575
Trust fees	1,476	1,666
Investment and insurance product sales	779	1,072
Gain on the early extinguishment of debt	—	1,043
Gain on sale of loans and other assets	(39)	(339)
Net gains on the sale of investment securities	549	988
Other	1,149	1,029
TOTAL OTHER INCOME	7,141	8,486
Other Expense:
Salaries and employee benefits	7,721	7,551
Net occupancy expense	1,064	1,111
Equipment expense	1,031	1,089
Data processing service	621	626
Pennsylvania shares tax	549	619
Amortization of intangible assets	274	163
Other	4,403	3,810
TOTAL OTHER EXPENSE	15,663	14,969
Income before taxes	6,648	8,617
Income tax expense	1,267	2,040
NET INCOME	$5,381	$6,577

Net income per common share:
Basic	$0.43	$0.52
Diluted	$0.43	$0.52
Weighted average shares and equivalents:
Basic	12,607	12,596
Diluted	12,660	12,659
Dividends declared per share:
Common	$.31	$.31